UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2011

General Motors Financial Company, Inc.

(Exact name of registrant as specified in its charter)

Texas	1-10667	75-2291093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Cherry Street, Suite 3500, Fort Worth, Texas 76102

(Address of principal executive offices, including Zip Code)

(817) 302-7000

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On June 1, 2011, General Motors Financial Company, Inc. (the “Company”) issued and sold $500,000,000 in aggregate principal amount of 6.75% Senior Notes due 2018 (the “Notes”). The Company offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The initial purchasers then resold the Notes pursuant to exemptions from registration under the Securities Act, including Rule 144A and Regulation S. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers in the purchase agreement relating to the issuance and sale of the Notes.

The Notes are governed by an Indenture (the “Indenture”), dated June 1, 2011, between the Company and Deutsche Bank Trust Company Americas, as trustee. The Notes are guaranteed by AmeriCredit Financial Services, Inc., the Company’s principal operating subsidiary.

The Notes will bear interest at a rate of 6.75% per year on the principal amount of the Notes, payable semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2011. The Notes will mature on June 1, 2018. The Indenture contains covenants that limit the Company’s ability to sell all or substantially all of its assets or to merge or consolidate with or into other companies and that provide that the Company and certain of its subsidiaries’ may not grant liens to other creditors, unless the Notes are secured by liens on an equal and ratable basis to those granted to such other creditors. In addition, if a change of control (as that term is defined in the Indenture) occurs prior to the Company being rated “investment grade” by at least two of three listed rating agencies, the holders of Notes will have the right, subject to certain conditions, to require the Company to repurchase their Notes at a purchase price equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, as of the date of repurchase.

The Company, at its option, may redeem the Notes at any time in whole or from time to time in part, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of the applicable Treasury Rate plus 50 basis points. The Company will also pay the accrued and unpaid interest on the principal amount being redeemed to the date of redemption.

The Indenture provides for customary events of default, including nonpayment, failure to comply with covenants or other agreements in the Indenture, any subsidiary guarantee shall cease to be in full force and effect or any guarantor shall in writing deny or disaffirm its obligations under its subsidiary guarantee, and certain events of bankruptcy or insolvency. If any event of default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

The Company agreed, pursuant to a registration rights agreement with the initial purchasers (the “Registration Rights Agreement”), to file within 150 days after the closing date of the issuance and sale of the Notes an exchange offer registration statement with respect to an offer to exchange the Notes for a new issue of identical exchange notes registered under the Securities Act. The Company agreed to use its commercially reasonable efforts to cause the exchange offer registration statement to be declared effective by the SEC on or prior to 210 days after the closing date of the offering and to use its commercially reasonable efforts to cause the exchange offer to be consummated within 30 business days after the effective date of the registration statement. In certain circumstances, the Company may be required to file a shelf registration statement to cover resales of the Notes. If the Company does not comply with certain covenants set forth in the Registration Rights Agreement, it must pay liquidated damages to holders of the Notes.

The descriptions set forth above are qualified in their entirety by the Indenture and the Registration Rights Agreement filed as exhibits hereto.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

ITEM 8.01. Other Matters

On May 26, 2011, the Company issued a press release announcing the pricing of its private placement of $500 million 6.75% Senior Notes due 2018 to certain qualified institutional buyers pursuant to Rule 144A and in accordance with Regulation S. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated June 1, 2011, between General Motors Financial Company, Inc., the guarantor named on the signature pages thereto and Deutsche Bank Trust Company Americas, as trustee

10.1	Registration Rights Agreement, dated June 1, 2011, between General Motors Financial Company, Inc., the guarantor named on the signature pages thereto, Deutsche Bank Securities Inc. and J. P. Morgan Securities LLC

99.1.	Press Release, dated May 26, 2011, entitled “GM Financial Prices Private Offering of $500 Million Senior Notes due in 2018”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Motors Financial Company, Inc.
(Registrant)

Date: June 3, 2011	By:	/s/ CHRIS A. CHOATE
Chris A. Choate
Executive Vice President, Chief Financial Officer and Treasurer

Index to Exhibits

Exhibit No.	Description

4.1	Indenture, dated June 1, 2011, between General Motors Financial Company, Inc., the guarantor named on the signature pages thereto and Deutsche Bank Trust Company Americas, as trustee

10.1	Registration Rights Agreement, dated June 1, 2011, between General Motors Financial Company, Inc., the guarantor named on the signature pages thereto, Deutsche Bank Securities Inc. and J. P. Morgan Securities LLC

99.1.	Press Release, dated May 26, 2011, entitled “GM Financial Prices Private Offering of $500 Million Senior Notes due in 2018”